UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 11, 2006
Date of earliest event reported: September 12, 2006
____________________________

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)
0-26013 (Commission File Number)		84-1334687 (IRS Employer Identification No.)
5555 Triangle Parkway, Suite 300 Norcross, GA 30092 (Address of Principal Executive Offices and zip code)

(678) 282-1600
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, Auriga Laboratories, Inc. (“Auriga”), completed a private placement of 965,000 Units at a price of $1.00 per Unit, for aggregate gross proceeds to Auriga of $965,000. Each Unit is comprised of one share of common stock and one common stock purchase warrant. The Units were sold solely to accredited investors.

Each common stock warrant included in the Units entitles the holder thereof to purchase one share of common stock at an exercise price of $1.25 share through September 4, 2011. The holders of the warrants have certain “piggy back” registration rights with respect to the shares of common stock issuable upon exercise of the warrants.

In connection with this financing, Auriga paid aggregate finders fees of $55,000 in cash and warrants to acquire a total of 15,600 shares of common stock.

Auriga intends to use the proceeds of the financing as working capital.

A copy of the form of warrant is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the warrant set forth above is qualified by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

Auriga’s issuance of the foregoing securities is exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Common Stock Purchase Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.

Date: September 12, 2006	By:	/s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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